UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 24, 2013

AmerisourceBergen Corporation

(Exact name of Registrant as specified in its charter)

Delaware	1-16671	23-3079390
(State or Other Jurisdiction of Incorporation or Organization)	Commission File Number	(I.R.S. Employer Identification Number)

1300 Morris Drive
Chesterbrook, PA	19087
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:                         (610) 727-7000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.                                        Results of Operations and Financial Condition.

On July 24, 2013, AmerisourceBergen Corporation (the “Company”) issued a news release announcing its earnings for the fiscal quarter ended June 30, 2013, and announcing its corresponding earnings conference call.

In its news release, the Company included certain non-U.S. Generally Accepted Accounting Principles (“non-GAAP”) financial measures. The non-GAAP financial measures are only presented for the fiscal quarter and nine months ended June 30, 2013, as no adjustments have been made to prior fiscal year GAAP results. The adjustments made to the fiscal year 2013 periods relate to amounts associated with the Company’s LIFO expense and the warrant expense. Management considers GAAP financial measures as well as the presented non-GAAP financial measures in its evaluation of the Company’s operating performance.  Therefore, the Company believes that its presentation of non-GAAP financial measures provides useful supplementary information to, and facilitates additional analysis by, investors.  Reconciliations of these non-GAAP financial measures to the most directly comparable measures as reported in accordance with GAAP are attached to the news release attached as Exhibit 99.1 to this report, and should be viewed in addition to, and not in lieu of, financial measures calculated in accordance with GAAP.

A copy of the news release is furnished as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 7.01.                                        Regulation FD Disclosure.

In the news release issued on July 24, 2013, the Company narrowed the range of its expectations for fiscal year 2013 adjusted diluted earnings per share from continuing operations to the range of $3.06 to $3.11 from its previous range of $3.04 to $3.14. Key assumptions supporting the 2013 adjusted diluted earnings per share from continuing operations range are: revenue growth in the 11 percent to 13 percent range; operating income decline in the 3 percent to 5 percent range; an operating margin decline in the range of 24 to 29 basis points; and free cash flow in the range of $100 million to $200 million, which includes capital expenditures of approximately $240 million. The Company also announced that it repurchased $401 million in shares through June 30, 2013, in line with its expectations for the full fiscal year.

Item 9.01.                                        Financial Statements and Exhibits.

(d)                        Exhibits

The following exhibit is filed as part of this report:

99.1  News Release, dated July 24, 2013, of AmerisourceBergen Corporation, regarding the Company’s earnings for the fiscal quarter ended June 30, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERISOURCEBERGEN CORPORATION

Date: July 24, 2013	By:	/s/ Tim G. Guttman
	Name:	Tim G. Guttman
	Title:	Senior Vice President
and Chief Financial Officer